EXHIBIT 10.1
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
2023 LONG-TERM PERFORMANCE PLAN
1.Objectives
The Applied Industrial Technologies, Inc. 2023 Long-Term Performance Plan (the “Plan”) is designed to foster and promote the long-term growth and performance of the Company by: (a) strengthening the Company’s ability to develop and retain an outstanding management team, (b) motivating superior performance by means of long-term performance-related incentives and (c) enabling key employees and directors to participate in the continued growth and financial success of the Company. These objectives will be promoted by awarding to such person's performance-based stock awards, restricted stock, restricted stock units, Stock Options, stock appreciation rights and/or other performance or stock-based awards or cash.
The Plan is intended to replace the Applied Industrial Technologies, Inc. 2019 Long-Term Performance Plan, and no further awards will be granted thereunder after the Effective Date.
2.Definitions
(a)“Award” — The grant of stock or any form of Stock Option, stock appreciation right, performance share, restricted stock, restricted stock units, other stock-based award or cash whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
(b)“Award Agreement” — The instrument, agreement or other document given to a Participant by the Company that, in addition to the Plan, sets forth the terms, conditions and limitations applicable to an Award.
(c)“Board” — The Board of Directors of the Company.
(d)“Cause” — (i) the willful and continued failure by a Participant to perform substantially the Participant’s duties with the Company or one of its affiliates (other than for disability or Good Reason), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company (“Chief Executive Officer”) which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engagement by the Participant in illegal conduct or gross misconduct involving moral turpitude that is materially and demonstrably injurious to the Company; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without the Participant’s reasonable belief that such action or omission was in the best interests of the Company. Any act, or failure to act, based on authority given the Participant pursuant to a resolution duly adopted by the Board or on the instructions of the Chief Executive Officer or a senior officer of the Company or based on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. Notwithstanding the foregoing, in the event that a Participant has entered into an employment, severance, or change-in-control agreement with the Company, the definition “Cause” as set forth in the most recently executed agreement will apply for all purposes of this Plan for such Participant, as opposed to the definition set forth herein.
(e)“Code” — The Internal Revenue Code of 1986, as amended from time to time.

(f)“Committee” — The Executive Organization and Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all Awards to Participants who are employees of the Company. The Corporate Governance and Sustainability Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all Awards to Participants who are Nonemployee Directors of the Company. The Committee shall be constituted so as to satisfy any applicable legal requirements including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any similar rule which may subsequently be in effect (“Rule 16b-3”). The members shall be appointed by, and serve at the pleasure of, the Board and any vacancy on the Committee shall be filled by the Board. For purposes of the provisions of Section 13 of the Plan, the Chief Executive Officer is hereby delegated authority to act on the Committee’s behalf with respect to any Participant, other than the Chief Executive Officer.
(g)“Common Shares” or “shares” — Authorized and issued or unissued shares of common stock without par value of the Company.
(h)“Company” — Applied Industrial Technologies, Inc., an Ohio corporation.
(i)“Director” — Any individual who is a member of the Board.
(j)“Fair Market Value” — The closing price of Common Shares as reported by the New York Stock Exchange for the date in question, provided that if no sales of Common Shares were made on said exchange on that date, the closing price of Common Shares as reported for the preceding day on which sales of Common Shares were made on that exchange.
(k)“Nonemployee Director” — Any Director who is not an employee of the Company or a Subsidiary.
(l)“Good Reason” — (i) a material diminution in a Participant’s authority, duties, or responsibilities, (ii) a material diminution in the authority, duties, or responsibilities of the person to whom a Participant reports immediately prior to a Change in Control, (iii) a material diminution by the Company of a Participant’s annual base salary that was paid to the Participant immediately prior to the Change in Control, (iv) a material change in the geographic location where a Participant provides service to the Company, or (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to a Participant, to expressly assume and agree to comply with the terms of an Award in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided further, that, Good Reason shall not have occurred unless a Participant gives the Company written notice within ninety (90) days of the initial existence of the condition claimed by the Participant in good faith to constitute Good Reason and the Company fails to remedy the condition within thirty (30) days of such notice. A Participant shall not be deemed to have a Separation from Service for Good Reason unless such Separation from Service by the Participant occurs no later than two (2) years after the occurrence of the event constituting Good Reason.
(m)“Participant” — Any employee of the Company or a Subsidiary, a Nonemployee Director or any other person whose participation the Committee determines is in the best interests of the Company and to whom an Award is made under the Plan.
(n)“Retirement” or “Retire” — Any Separation from Service at or after attainment of age sixty-five (65), or after attainment of age fifty-five (55) and the completion of at least ten (10) years of employment with the Company and its Subsidiaries.

(o)“Section 409A” — Section 409A of the Code as well as regulations and guidance issued thereunder.
(p)“Separation from Service” — The termination of employment of an employee with the Company and its Subsidiaries; provided, however, that an approved leave of absence shall not be considered a termination of employment if the leave does not exceed six (6) months or, if longer, so long as the employee’s right to reemployment is provided by statute or by contract. Whether an employee has incurred a Separation from Service with respect to an Award that is nonqualified deferred compensation subject to Section 409A shall be determined in accordance with Section 409A.
(q)“Specified Employee” — A “specified employee” within the meaning of Section 409A and any “specified employee” identification policy of the Company.
(r)“Stock Option” — The right granted to a Participant under the Plan to purchase Common Shares pursuant to paragraph (a) of Section 7.
(s)“Subsidiary” --- means a direct or indirect subsidiary of the Company.
3.Eligibility
Persons eligible to be selected as Participants shall include employees of the Company, Nonemployee Directors or other persons selected by the Committee whose participation the Committee has determined to be in the best interests of the Company. The selection of Participants shall be within the sole discretion of the Committee. Awards may be made to the same Participant on more than one occasion.
4.Common Shares Available for Awards
The aggregate number of Common Shares that may be awarded under the Plan shall be One Million Six Hundred Thousand (1,600,000) Common Shares; provided, that no more than five hundred thousand (500,000) Common Shares shall be cumulatively available for the grant of incentive stock options under the Plan and that no more than seven hundred fifty thousand (750,000) Common Shares will be available for the grant of Stock Options, stock appreciation rights, and stock Awards to any individual Participant in any one calendar year; provided, however, any Common Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the Common Shares available for grants under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. No Common Shares that were subject to a prior Award but that were not issued due to termination, cancellation or forfeiture of such Award or that were not issued due to withholding relating to such Award shall be available for future Award grants. In addition, no Common Shares that are tendered as payment for a Stock Option exercise or repurchased by the Company using Stock Option exercise proceeds shall be available for future Award grants. The whole number of Common Shares that are the subject of a stock-settled Award shall be counted against the Common Shares available for future Award grants.
From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make Common Shares available for issuance. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

5.Administration
The Plan shall be administered by the Committee which shall have full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. In particular, the Committee shall have the authority to: (i) select eligible Participants as recipients of Awards; (ii) determine the number and type of Awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any Award granted; (vi) prescribe the form of any agreement or instrument executed in connection with any Award; and (vii) otherwise supervise the administration of the Plan. In addition, the Committee shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Committee, be necessary or desirable to further the purpose of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.
Notwithstanding the powers and authorities of the Committee set forth in this Section 5:
(a)The Committee shall not permit the repricing of Stock Options by any method, including through cancellation and reissuance; and
(b)The Committee may only accelerate the vesting or exercisability of an Award: (i) upon Separation from Service by a Participant and as permitted under Section 409A to the extent an Award is subject to Section 409A, or (ii) upon Separation from Service of a Participant due to death or disability (provided, however, that with respect to an Award that is, or contains a payment provision for, nonqualified deferred compensation subject to Section 409A, “disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4)).
6.Delegation of Authority
The Committee may delegate any of its authority hereunder to such subcommittees or persons as it deems appropriate. Any such delegation will take into consideration the implication for complying with Rule 16b-3.
7.Awards
The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section. Awards may be granted singly, in combination or in tandem or in exchange for a previously granted Award; provided that the exercise price for any Stock Options shall not be less than the Fair Market Value on the date of grant of the new Award (except to the extent the Stock Options are granted as replacement Stock Options for stock options acquired by the Company, in which case such replacement Stock Option shall satisfy the requirements of Section 409A of the Code). Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity. All Awards payable in Common Shares shall have vesting periods determined by the Committee, which in no event shall be less than one (1) year.

(a)Stock Option — A grant of a right to purchase a specified number of Common Shares during a specified period and at a specified price not less than the Fair Market Value on the date of grant, as determined by the Committee. A Stock Option may be in the form of an incentive Stock Option (“ISO”) that, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, currently provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Shares exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code); that the exercise price shall be not less than 100% of Fair Market Value on the date of the grant; and that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the effective date of this Plan. ISOs shall be granted only to key employees of the Company as permitted under Section 422 and 424 of the Code.
(b)Stock Appreciation Right (“SAR”) — A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable Award Agreement.
(c)Stock Award — An Award made in Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares. All or part of any Stock Award may be subject to conditions established by the Committee and set forth in the Award Agreement.
(d)Restricted Stock Units — An Award providing for the deferred issuance of Common Shares (or the cash value of a specified number of Common Shares). All or any part of any Award of Restricted Stock Units may be subject to conditions established by the Committee and set forth in the Award Agreement.
(e)Cash Award — An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement. The maximum amount of any cash Award payable to any Participant in any one calendar year shall be four million dollars ($4,000,000).
(f)Performance-Based Awards - Awards that are intended to be “performance based” shall vest based on the satisfaction of performance goals established by the Committee at the time an Award is granted. Payment of any performance-based Award shall only be made only after the attainment of the applicable performance goals has been determined by the Committee (including in duly adopted resolutions of the Committee). The Committee shall retain the discretion to adjust performance goals relating to performance-based Awards, either on a formula or discretionary basis or any combination, as the Committee determines. Any performance-based Award that is nonqualified deferred compensation subject to Section 409A must be made with respect to performance periods that are at least twelve (12) months.
(g)Compensation of Nonemployee Directors – The total annual compensation of a Nonemployee Director, including all Awards (whether payable in cash or shares) granted under the Plan, shall not exceed $750,000.
8.Payment of Awards
Payment of Awards may be made as specified in an Award Agreement and as determined by the Committee in its sole discretion, in the form of cash, Common Shares or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Shares, restrictions on transfer and forfeiture provisions. When transfer of shares is so restricted or subject to forfeiture provisions, such shares are referred herein as “Restricted Stock.” Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards (except Stock Options and SARs) in accordance with procedures established by the Committee to assure that any such deferral complies with applicable requirements of the Code, in particular, Section 409A, including, at the choice of Participants, the capability to make further deferrals for payment after Retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in shares or units of Common Shares, subject to such terms, conditions and restrictions as the Committee may establish; provided that dividends or dividend equivalents shall not be extended to or made part of Stock Options or SARs, unless the right to such dividends or dividend equivalents is not contingent, directly or indirectly, upon the exercise of the Stock Option or SAR. Dividends and dividend equivalent rights on unvested Awards (or a portion of an Award) shall accrue or not accrue in a manner determined by the Committee or in the Award Agreement but shall comply with Section 409A or an exception thereto, and not be paid prior to vesting of all or such portion of the Award. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Shares or units of Common Shares. At the discretion of the Committee, which shall take into consideration the requirements of Section 409A, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type; provided that Awards may not be made to substitute for previously granted Stock Options having higher exercise prices. Notwithstanding the foregoing, (i) any Award that is not nonqualified deferred compensation within the meaning of Section 409A shall not have any feature that would allow for the deferral of compensation (within the meaning of Section 409A), other than the deferral of recognition of income until the exercise of such Award and (ii) any Award that is nonqualified deferred compensation within the meaning of Section 409A shall permit the deferral thereof only in a manner that meets the requirements of, and complies with, Section 409A. If, at any time, it is determined that any Award is taxable to a Participant under Section 409A, the Award, or portion thereof, which becomes so taxable shall be distributed to such Participant.
9.Stock Option Exercise
The price at which shares may be purchased under a Stock Option shall be paid in full at the time of the exercise (i) in cash or (ii) if permitted by the Committee, (A) by means of tendering Common Shares, (B) by directing the Company to retain Common Shares otherwise issuable to the Participant under the Stock Option or (C) by any other means which the Committee determines to be consistent with the Plan’s objectives and applicable law and regulations. The Committee shall determine acceptable methods for tendering Common Shares and may impose such conditions on the use of Common Shares to exercise a Stock Option as it deems appropriate.
10.Tax Withholding
The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to Common Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Common Shares otherwise issuable to the Participant under the Plan. If

Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value at the time the tax withholding is required to be made.
11.Amendment, Modification, Suspension or Discontinuance of this Plan
Subject to the Board’s rights in Section 23, the Board or the Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without consent of the holders of the majority of the Common Shares then outstanding, to (i) increase the aggregate number of Common Shares that may be issued under the Plan (except for adjustments pursuant to the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) withdraw administration of the Plan from the Committee.
The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent. The Board or the Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, except for previously granted options having higher exercise prices, but including without limitation grants or rights under any other plan of the Company or of any acquired entity. Notwithstanding the foregoing, the Board or the Committee shall consider the requirements of Section 409A in making any such amendment.
Notwithstanding the foregoing and except as provided in Section 15 of this Plan, without shareholder approval, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs.
12.Termination of Employment
If a Participant incurs a Separation from Service for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the continuation of all or any part of Awards granted prior to such Separation from Service; provided that the Committee shall consider the requirements of Section 409A when making any such authorization.
13.Cancellation and Rescission of Awards
Unless the Award Agreement specifies otherwise, the Committee may cancel any Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:
(a)If the Committee determines, in good faith, that during the Participant’s employment with the Company or during the period ending twelve (12) months following the Participant’s Separation from Service, the Participant has committed an act inimical to the Company’s interests, then the Committee may terminate or rescind, and, if applicable, the Participant may be required immediately to repay an Award issued, exercised or paid within the previous twelve (12) months. Acts inimical to the Company’s interests shall include willful inattention to duty; willful violation of the Company’s published policies; acts of fraud or dishonesty involving the Company’s business; solicitation of the Company’s employees, customers or vendors to terminate or alter their relationship with the Company to the Company’s detriment; unauthorized use or disclosure of information regarding the Company’s business, employees, customers, or vendors; and competition with the Company. By accepting an Award, a Participant also agrees that any Award shall be subject to repayment and/or forfeiture based on willful behavior that results in a material violation of any ethics or governance policy adopted by the Board. All determinations by the Committee shall be effective as of the time of the Participant’s act.
(b)A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.
(c)By exercising or accepting payment of an Award, a Participant thereby certifies that he or she is in compliance with the terms and conditions of the Plan. At the request of the Company, Participants shall be required to confirm in writing such certification to the Company. Such confirmation shall be delivered within ten (10) days of a request by the Company. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award (except in the event of an intervening Change in Control as defined below) shall cause such exercise, payment or delivery to be subject to rescission by the Company. If such exercise, payment or delivery is rescinded, the Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Common Shares that the Participant received in connection with the rescinded exercise, payment or delivery.
(d)By accepting or exercising any Award granted under the Plan (or any predecessor plan), a Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. The repayment and/or forfeiture provisions shall apply whether or not the Participant is presently employed by or affiliated with the Company.
14.Nonassignability
Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom the Award or any benefit under the Plan was granted.
15.Adjustments
In the event of any change in capitalization of the Company by reason of a stock split, stock dividend, combination, reclassification of shares, recapitalization, merger, consolidation, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders, or similar event, the Committee may adjust proportionally (i) the Common Shares (1) reserved under the Plan, (2) available for ISOs and (3) covered by outstanding Awards denominated in shares or units; (ii) the share prices related to outstanding Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Shares or any distribution (other than normal cash dividends) to holders of capital stock, such adjustments as may be deemed equitable by the Committee, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue Stock Options or assume stock options, whether or not in a transaction to which Section 424 of the Code applies, by means of substitution of new Stock Options for previously issued options or an assumption of previously issued options.
16.Change in Control
(a)Within the one- (1-) year period immediately following any Change in Control (as defined below), in the event (x) an employee-Participant has a Separation from Service either by the Participant for Good Reason or by the Company without Cause or (y) a Nonemployee Director-Participant no longer serves as a member of the Board for any reason, then, as of the date immediately preceding the date of such Participant’s Separation from Service or termination of service on the Board, as applicable, with respect to such Participant, (i) all Stock Options or SARs then outstanding shall become fully exercisable, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall be deemed satisfied, (iii) all Cash Awards shall be deemed to have been fully-earned at target levels and (iv) all Performance-Based Awards shall vest based on the Company’s actual performance relative to the performance goals for the individual years (partial years shall be prorated by days) in the performance period that elapsed prior to the Separation from Service.
(b)A “Change in Control” with respect to Awards that do not constitute nonqualified deferred compensation within the meaning of Section 409A shall have occurred when any of the following events shall occur:
(i)The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;
(ii)The Company sells all or substantially all of its assets to any other corporation or other legal person, and, immediately after such sale, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;
(iii)There is a report filed or required to be filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”);
(iv)The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or
(v)If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each

Director who is first elected, or first nominated for election by the Company’s shareholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.
Notwithstanding the foregoing provisions of Section 16(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.
(c)A “Change in Control” with respect to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company that constitutes a “change in control” under Section 409A.
17.Notice
Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Executive Officer or to the Chief Financial Officer of the Company, and shall become effective when it is received by the office of the Chief Executive Officer or the Chief Financial Officer.
18.Unfunded Plan
Insofar as it provides for Awards of cash and Common Shares, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan or any Award Agreement.
19.Governing Law
The Plan and all determinations made, and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Ohio and construed accordingly.

20.Rights of Employees
Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any Subsidiary.
21.Status of Awards
Except to the extent specifically provided for in any other employee benefit plan of the Company, Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.
22.Section 409A; Tax Matters
To the extent applicable, the Company intends that the Plan comply with Section 409A and the Plan shall be construed in a manner to comply with Section 409A. In the event that any provision of the Plan shall be found not to be in compliance with Section 409A, the Participant shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event that a Participant is a Specified Employee, payments that are deemed to be nonqualified deferred compensation shall not be distributed, or begin to be distributed, until the first day of the seventh month following such Participant’s Separation from Service. The amount of the first payment shall include the accumulated amount of the payments, if any, that would otherwise have been made during the first six (6) months but for the fact that the Participant is a Specified Employee. Although the Company shall use its best efforts to avoid the imposition of taxation, penalties and/or interest under Section 409A, tax treatment of Awards is not warranted or guaranteed. The Company, the Board, any Subsidiary or any delegate shall not be held liable for any taxes, penalties, interest or other monetary amounts owed by any Participant with respect to any Award.
The Company makes no warranties or representations to any Participant with respect to the tax consequences (including but not limited to income tax consequences) related to any Award or the issuance, transfer or disposition of shares pursuant to an Award. Each Participant is advised to consult with his or her own attorney, accountant and/or tax advisor regarding the tax consequences of any Award. Moreover, by accepting and/or exercising any Award, a Participant irrevocably acknowledges that the Company shall have no responsibility to take or refrain from taking any actions in order to achieve any particular tax result for the Participant.
23.Effective Date and Termination Date
The Plan shall become effective on the date it is first approved by shareholders by a majority of the votes cast by the holders of Common Shares at a meeting called for such purpose (the “Effective Date”). The Plan shall continue in effect until (i) October 24, 2028, (ii) such earlier date established by the Board pursuant to Section 11, or (iii) such later date as may be approved in the future by the Board and the Company’s shareholders. Notwithstanding the foregoing, any Awards granted under the Plan prior to its termination shall remain outstanding in accordance with the terms of such Awards.